Exhibit 99.3

                              Diomed Holdings, Inc.

                                  1 Dundee Park

                                Andover, MA 01810

                                  978-475-7771

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Diomed Holdings, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.

                                                Very truly yours,



                                                /S/ CHARLES T. HOEPPER

                                                Charles T. Hoepper
                                                Chief Financial Officer